NEWS RELEASE

SILVERADO ANNOUNCES REVOCATION OF CEASE TRADE ORDER

August 5, 2008
Vancouver, British Columbia

Silverado Gold Mines Ltd. (the "Company") (SLGLF OTCBB, SLGL Frankfurt, (www.silverado.com), is pleased to report that the British Columbia Securities Commission today issued an order revoking the Cease Trade Order issued against the Company on May 13, 2008.

About the Company

The Company is an exploration stage company focused on the exploration of gold properties, with some past production, and the development of new environmentally friendly low-rank coal water fuel technology. The Company has gold properties located throughout Alaska, which include a 100% interest in numerous mining claims located on the Nolan Creek property. The Company is developing low-rank coal water fuel that is designed to be produced from low-rank coal and processed into an environmentally friendly oil substitute. Silverado Green Fuel Inc. is a wholly owned subsidiary of its publicly traded parent, Silverado Gold Mines Ltd. For more information about Silverado Green Fuel Inc., please visit http://www.silveradogreenfuel.com/ and the public parent corporation at http://www.silverado.com/.

Contact Information - Silverado Gold Mines Ltd.

Mailing Address Suite 1820 - 1111 West Georgia St Vancouver, British Columbia Canada V6E 4M3 Trading Symbols OTC BB - SLGLF FRANKFURT - SLGL	Telephone: (604) 689-1535
Facsimile: (604) 682-3519
Toll Free: 1-800-665-4646
(Canada and USA only)

Investor Relations: E-mail: ir@silverado.com
Public Relations: E-mail: pr@silverado.com
Media Relations: E-mail: jay@silverado.com

SILVERADO GOLD MINES LTD. / SILVERADO GREEN FUEL INC.
Suite 1820 - 1111 West Georgia Street, Vancouver, British Columbia, Canada V6E 4M3, Telephone: (604) 689-1535, Facsimile: (604) 682-3519
Investor Relations: E-mail: ir@silverado.com ; Public Relations : E-mail: pr@silverado.com ; Toll Free: 1-800-665-4646 (Canada and USA only)
Silverado Gold Mines Ltd. www.silverado.com